DECEMBER 20, 2007

FOR IMMEDIATE RELEASE
Contact: Nicole Donegan
410.260.2045

SEVERN BANCORP, INC. ANNOUNCES RETIREMENT OF EXECUTIVE VICE PRESIDENT

(Annapolis, MD) -- Severn Bancorp, Inc., (Nasdaq – SVBI) the parent company of Severn Savings Bank, FSB and Hyatt Commercial, announced today that, as previously announced on November 22, 2006, Melvin E. Meekins, Jr.  will be retiring as Executive Vice President, effective December 31, 2007.  As of January 1, 2008, Mr. Meekins will serve as Vice Chairman of the Board.  Alan Hyatt, the Chairman and Chief Executive Officer said in a statement “Mel has been a key component in the success of the bank, and his daily presence will be missed.  We are very pleased that he has agreed to serve as Vice Chairman of the Board, and allow the bank the continuous benefit of his industry experience.”
    Severn Savings Bank has assets exceeding $960 million and branches in Annapolis, Edgewater and Glen Burnie. Severn’s parent company, Severn Bancorp, Inc., is traded on the NASDAQ stock exchange under “SVBI.” Severn’s Web site is www.severnbank.com.
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